UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

June 14, 2016

BIO-AMD, INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other Jurisdiction of Incorporation or Organization)

000-52601	Sci-Tech Daresbury, Keckwick Lane, Daresbury, WA4 4FS, UK	20-5242826
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

+44(0)8445-861910
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL AGREEMENT

The following item relates to a restructuring of the UK medical device development subsidiary operations of Bio- AMD Inc. (“the Company”).

On June 17, 2016 the Company entered into a Subscription and Shareholders’ Agreement with Bio-AMD UK Holdings Limited (“UKH”), a United Kingdom company, and the managers of UKH, under which we acquired a 70% interest in UKH in exchange for the introduction of all of the assets formerly owned by our 63% subsidiary Bio AMD Holdings Limited and its 100% owned subsidiary Bio Alternative Medical Devices Limited (together, “Holdings”). These assets comprise the Intellectual Property relating to the Company’s DSR, COAG and MIDS projects (the “IP”) and depreciated physical equipment assets (together the “Assets”) currently valued in the Company’s books at a depreciated cost of approximately £122,000 (approximately $173,000)  the “Purchase Price”). The Assets were taken from the control of Holdings into the full control of the Company on June 1, 2016 as a result of a Registered Charge put in place by the Company during 2015.

UKH is a development stage company, formed in May 2009 by the Company’s two principal and key scientists formerly contracted to Holdings, Dr. Nasser Djennati and Dr. Andrew Mitchell. UKH was formerly dormant and has never traded. Immediately prior to the transaction UKH formed a new subsidiary, MIDS Medical Limited (“MML”) as a dedicated vehicle to develop our MIDS universal immunoassay detection technology in a joint venture, further described below. UKH will essentially take over the operations of Holdings, which are further described in our 10-K filing dated March 30, 2016.

The 30% of UKH not owned by the Company is owned by Dr. Nasser Djennati (15%) and Dr. Andrew Mitchell (15%), whose experience and qualifications were reported on Form 8K filed on March 3, 2010. The board of directors of both UKH and MML presently consist of Drs. Djennati and Mitchell, and Mr Barr, the Company’s CEO.

The effect of this restructuring is to beneficially increase the Company’s interest in its UK operations from 63% to 70%, to simplify and gain better voting control of its UK subsidiaries, and to eliminate two profit share arrangements previously reported on Form 8K filed on March 3, 2010.

ITEM 1.01  ENTRY INTO A MATERIAL AGREEMENT

On June 20, 2016 the Company and its UKH and MML subsidiaries entered into a joint venture by way of a Subscription and Shareholders’ Agreement (“Agreement”) with a third party medical detection device developer (“Partner”) a Nevada Corporation, under which the Partner will own a 40% interest in MML to be awarded on July 1, 2016, in exchange for its participation and funding to support MML during a Phase 1 development, and prospectively to fund a Phase 2 development of our MIDS universal immunoassay detection technology within the MML vehicle. MML will have the right to use the MIDS Intellectual Property (“MIDS IP”) under license during the development and the MIDS IP will be transferred to MML in the event MML concludes a commercial deal for MIDS with a third party.

The Agreement provides for a series of payments (“Phase 1 Payments”) in an aggregate amount of £450,500 (approximately $650,000 based on the current rate of exchange). The Partner is due to send the first Phase 1 Payment to the Company as Escrow Agent, to be utilized by MML, of $130,000 (the “First Payment”) following the execution of the Agreement. Subsequent Phase 1 Payments are expected to be received as follows; (a) on or before September 20, 2016, a payment of £198,950 minus the Pounds Sterling equivalent of the First Payment; (b) on or before November 20, 2016, a payment of £100,640; (c) on or before January 20, 2017 a payment of £100,640; and (d) on or before March 20, 2016 a payment of £50,320.

The Agreement also provides for a contingency funding (“Contingency”) to be made available by the Partner after March 31, 2017 in an aggregate amount of up to £45,000 (approximately $64,000) to be paid by the Partner within 20 days of receiving a written notice from  MML.

The parties to the Agreement envisage a second phase of development (“Phase 2”) to follow Phase 1. This is expected to be broadly over a similar timeframe and at a similar cost. MML may independently obtain funding for Phase 2 at MML’s option, or invite the Partner to fund.

The Agreement contains various provisions to govern the funding obligations of the Partner: if any Phase 1 Payment is not made within 14 days of it falling due (“Default”), the Partner’s shareholding in MML may be reduced to zero; if no Contingency is drawn during Phase 1 UKH will be awarded an enduring 2.5% profit after tax right in MML (“Override”) which will increase to a 15% Override if the Partner declines to fund Stage 2; if the Partner declines to fund Phase 2 and any Contingency has been drawn, UKH will be awarded a 15% Override decreased by 0.5% for each £7,500 tranche of Contingency drawn down during Phase 1. Any Override will convert pro rata into ordinary shares in the event of a sale of MML.

Provided that each Phase 1 Payment is made within 14 days of falling due the Partner also has additional control rights over MML, including representation on the MML board of directors, rights over the appointment and employment of senior management persons, indebtedness, major transactions, budget approval rights, accounting practices and general operational management supervisory rights.

As a condition of the Agreement, MML has entered into Supply of Services Agreements under which it receives the services of Drs. Djennati and Mitchell, being key personnel related to the MIDS development.

The Company has agreed, pursuant to a letter agreement (the “Warrant Agreement”), to prospectively issue 3,000,000 cash or cashless exercise five year warrants in the Company exercisable at $0.10, to certain third parties (or their nominees) who have introduced the Partner to the Company (“Introducer Warrants”). The Warrant Agreement provides for the Introducer Warrants to be issued at the discretion of the Company at any time up to MML receiving the final Phase 1 Payment, and may not be exercised prior to June 15, 2017. In the event the Phase 1 Payments are not made in full, the Company will have the right to cancel the sale of the Introducer Warrants, or to negotiate revised terms, at the Company’s sole option. No other fees have been paid in regard to the Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

On June 14, 2016, Mr Robert Galvin was removed as Principal Financial Officer, Treasurer and director of the Company for cause, based on his not explaining certain expenses charged to the Company’s subsidiary Bio-Alternative Medical Devices Limited (“Bio”) over a two year period.

The registrant has conducted a preliminary investigation into Mr Galvin causing Bio to pay a rental in 2014 and 2015 ostensibly for Bio’s use of Mr Galvin’s ARM Partnership (“ARM”) offices located at 14, South Molton Street, London (“Rental”). The Company believes that (a) the Rental was not required by Bio as it had and has far more appropriate offices at its operational headquarters; (b) Mr Galvin is unable to name any meetings that took place that would have required the Rental; (c) the ARM offices were not wheelchair accessible to one of Bio’s directors; (d) the Rental appears to have been paid from two unsecured loans sought by Mr Galvin on behalf of Bio and loaned down from the Company for business purposes such as equipment, contracted design work and to aid the closing of commercial contracts; and (e) Mr Galvin was already contracted by Bio to work from the ARM offices. The Company seeks to discover if the Rental was a means by which Mr Galvin was supplementing his income as paid through ARM, which was not intended in his employment arrangement.

Mr Galvin also caused Bio to change his day rate consultancy contract with Bio to a monthly salary regardless of days worked, which is believed in breach of a Subscription and Shareholders’ Agreement entered into by the Company, Mr Galvin and others, and otherwise not economically justified on the basis of the workload.

Mr Galvin’s and ARM’s position taken in respect of the investigations and questions raised by the foregoing is that the board of directors of Bio agreed to the actions and payments were approved from time to time. The Company disagrees, and does not believe responsibility can simply be shifted to other directors who contend that they were deliberately misled, or that responsibility is mitigated by time passing and repeated payments.

Appointment of Certain Officers

On June 14, 2016 our President and director, Mr David Miller, who is responsible for the management of our periodic filings, was appointed as Principal Financial Officer and Treasurer for the time being, supported by our UK and US accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Bio-AMD, Inc.
(Registrant)

Date:  June 20, 2016                                                                By:    /s/ Thomas Barr
Name: Thomas Barr
Title: Chief Executive Officer